Exhibit 99.2

NEWS RELEASE

Parsley Energy, LLC Announces Pricing of $200 Million Private Placement of

Senior Unsecured Notes due 2024

AUSTIN, Texas, May 24, 2016— Parsley Energy, LLC (“Parsley”), a subsidiary of Parsley Energy, Inc. (“Parsley Inc.”), and Parsley’s wholly owned subsidiary, Parsley Finance Corp., announced today the pricing of its previously announced private placement (the “Notes Offering”) of senior notes due 2024 (the “2024 Notes”). The 2024 Notes mature on June 1, 2024, will pay interest at the rate of 6.250% per year and were priced at par. Parsley Inc. will not guarantee the 2024 Notes.

The Notes Offering is expected to close May 27, 2016, subject to customary closing conditions. Together with a portion of the net proceeds from Parsley Inc.’s previously announced equity offering (the “Concurrent Equity Offering”), which is scheduled to close on May 27, 2016, Parsley intends to use a portion of the net proceeds of the Notes Offering to fund the aggregate purchase price for the acquisitions of mineral interests (and associated surface rights) and certain working interests in Pecos and Reeves Counties, Texas (the “Acquisitions”), and the remaining net proceeds will be used to fund a portion of Parsley’s capital program and for general corporate purposes, including potential future acquisitions. The Notes Offering is not conditioned on the consummation of the Acquisitions or the Concurrent Equity Offering.

The securities to be offered in the Notes Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Parsley plans to offer and sell the securities only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Parsley Inc.’s filings with the SEC, including, but not limited to, Parsley Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015 and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risk factors and other factors noted in Parsley Inc.’s SEC filings could cause actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, Ph.D., CFA

Parsley Energy, LLC

Vice President, Corporate Strategy and Investor Relations

or

Stephanie Reed

Investor Relations Manager

ir@parsleyenergy.com

(512) 505-5199

Source: Parsley Energy, LLC